EXHIBIT 10.5

SECOND AMENDMENT OF LEASE AND LEASE AGREEMENT

AMENDMENT NO. 2, dated as of March 30, 2001, between 504 Carnegie Associates, a New Jersey general partnership, (the “Landlord”), as successor-in-interest to 504 Carnegie Associates Limited Partnership, a New Jersey limited partnership, and Pharmanet, Inc., a Delaware corporation, (the “Tenant”), to the Lease and Lease Agreement, dated March 4, 2999, between 504 Carnegie Associates Limited Partnership, a New Jersey limited partnership, and Pharmanet, Inc., a Delaware corporation (the “Original Lease”) regarding lease premises in 504 Carnegie Center, Princeton, New Jersey, as amended by Amendment No. 1 thereto, dated May 10, 1999 (“Amendment No. 1”).  The Original Lease, as amended by Amendment No. 1, is hereinafter referred to as the “Lease.”

Background.  The Lease provides that the Initial Term of the Lease shall commence on the earlier of October 1, 2001 or the date on which the Premises shall be delivered to the Tenant by the Landlord.  The original lease between the Landlord and the current tenant in the Premises shall be delivered to the Tenant by the Landlord.  The original lease between the Landlord and the current tenant in the Premises, Education Testing Service (“ETS”) was scheduled to expire on September 30, 2001 (“ETS Lease”).  The Landlord and ETS subsequently amended the ETS Lease to change the expiration date of the ETS Lease to June 30, 2001.  The Landlord desires and intends to deliver the Premises to the Tenant earlier than October 1, 2001, i.e., on July 1, 2001, and the Tenant desires that the Landlord deliver the Premises to the Tenant on July 1, 2001.  ETS is currently subleasing space in the Premises to Center for Claims Resolution, Inc. (“CCR”) pursuant to a certain Agreement of Sublease which expires on June 30, 2001.  CCR has communicated to the Landlord and the Tenant its desire to remain in the space in the Premises which it is currently subleasing from ETS for a period of time after the expiration date of said Agreement of Sublease.  The Tenant desires to enter into a sublease agreement with CCR.

Amendment.  Subject to all the terms and conditions set forth below, the Landlord and the Tenant hereby agree as follows:

1.

Certain terms and phrases (generally those whose first letters are capitalized) that are defined in the Lease

shall retain their definitions set forth in the Lease, except to the extent they may be deleted or modified in   this amendment.

2.

The Landlord and the Tenant hereby acknowledge and agree to the following:

2.1

Landlord shall deliver the Premises to the Tenant and the Tenant shall accept delivery of the Premises from the Landlord on July 1, 2001.

2.2

The Commencement Date, the Target Date and the Rent Commencement Date of the Lease shall be July 1, 2001.

2.3

Notwithstanding that CCR may remain in the Premises on the Commencement Date of July 1, 2001 pursuant to the sublease agreement or other arrangement between the Tenant and CCR, the Landlord shall be deemed to have delivered possession of the Premises, in accordance with the Lease, to the Tenant n July 1, 2001.

3.

As amended by this Amendment, the Lease continues in full force and effect as the Agreement.

4.

In the event of a conflict between the terms of this Amendment No. 2 and the terms of Amendment No. 1 or the original Lease, the terms of this Amendment No. 2 shall control.

IN WITNESS WHEREOF, the parties hereto have caused

this Amendment to be executed as of the date first above written.

LANDLORD:

CARNEGIE 504 ASSOCIATES,

a New Jersey general partnership

By:  BOSTON PROPERTIES LIMITED PARTNERSHIP,

        a general partner

By:  Boston Properties, Inc.,

        its sole general partner

        By:  /s/ Mitchell Landis

 Mitchell Landis,

 Senior Vice President

TENANT

PHARMANET, INC.

BY:  /s/ John Fassnacht

NAME:  John Fassnacht

TITLE:  SVVP